UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
______________________

Date of Report (Date of earliest event reported): June 27, 2022

GERMAN AMERICAN BANCORP, INC.
(Exact name of registrant as specified in its charter)

Indiana
(State or other jurisdiction of incorporation)

001-15877		35-1547518
(Commission File Number)		(IRS Employer Identification No.)
711 Main Street
Jasper,	Indiana	47546
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (812) 482-1314

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[☐]     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[☐]     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[☐]     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[☐]     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 under the Securities Act (17 CFR 230.405) or Rule 12b-2 under the Exchange Act (17 CFR 240.12b-2).
Emerging growth company [ ]
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act [☐]
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	GABC	Nasdaq Global Select Market

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Director Decision to not Stand for Re-Election. On June 27, 2022, Chris A. Ramsey informed German American Bancorp Inc. (the “Company”) of his decision to not stand for re-election to the Company’s Board of Directors (the “Board”) at the Company’s 2023 Annual Meeting of Shareholders, which will be held on or about May 18, 2023. Mr. Ramsey’s decision to not stand for re-election is not a result of any disagreement with the Company. As previously reported, Mark A. Schroeder, Chairman of the Board, is not eligible to stand for re-election to the Board at the 2023 Annual Meeting of Shareholders because he has attained the mandatory retirement age specified by the Company’s Bylaws. Each of Mr. Schroeder and Mr. Ramsey has indicated his intention to continue to serve as a director of the Company until the 2023 Annual Meeting of Shareholders.

(d) Director Appointment. Also on June 27, 2022, Diane B. Medley was appointed to the Board for a term commencing on July 1, 2022 and expiring at the Company’s 2023 Annual Meeting of Shareholders, at which time she will be considered for election to a three-year term. On July 1, 2022, Ms. Medley will also begin serving on the Company’s Finance & Asset/Liability Management Committee and Community Reinvestment Act Committee. Inasmuch as the size of the Board had previously been set at 12 directors, the Board increased its size to 13 members on June 27, 2022 in order to permit the appointment of Ms. Medley, with the vacancy being reflected in the class of directors whose terms expire at the Company’s 2023 Annual Meeting of Shareholders.

Diane Medley is the Executive Chairman of MCM CPAs & Advisors LLP. Active in public accounting since 1981, Ms. Medley co-founded Chilton & Medley in 1988 and Mountjoy Chilton Medley LLP in 2010, which firms were predecessors to MCM. Her practice focuses on management advisory services, business valuation, litigation support and individual and corporate tax.

For her services as a director, Ms. Medley will be entitled to receive the standard director cash retainer and cash meeting fees, and will be eligible to receive an award of an additional retainer in the form of a grant of restricted common stock of the Company, in each case, payable to non-employee directors of the Company, all as more fully described in Exhibit 10.1 to this Form 8-K, which description is incorporated herein by reference. Other than being eligible to receive such director compensation, Ms. Medley has not entered into any material plan, contract, or arrangement in connection with her appointment as a director. Further, Ms. Medley is not a party to any transaction with the Company that would require disclosure under Item 404(a) of Securities and Exchange Commission Regulation S-K.

A copy of the Company’s press release, dated June 27, 2022, announcing the appointment of Ms. Medley to the Board, is attached to this Form 8-K as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

	Exhibit No.	Description

	10.1 *	Description of Director Compensation Arrangements, effective as of July 1, 2022.
	99.1	Press release, dated June 27, 2022, issued by German American Bancorp, Inc.
	104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

* Compensatory plan or arrangement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 29, 2022	By:	GERMAN AMERICAN BANCORP, INC. /s/ D.Neil Dauby
D. Neil Dauby, President and Chief Executive Officer